REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the date set forth on the Company signature page hereto, among Solazyme, Inc., a Delaware corporation (the “Company”), and each signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).

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R E C I T A L S
WHEREAS, the Company and the Purchasers are parties to a Series A Preferred Stock Purchase Agreement (the “SPA”), dated March 10, 2016 (the “Purchase Date”), as such may be amended and supplemented from time to time;
WHEREAS, the SPA contemplates the Company and the Purchasers entering into an agreement pursuant to which the Company agrees to grant to the Purchasers certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”); and
WHEREAS, the Purchasers and the Company desire to provide for the rights of registration under the Securities Act as are provided herein upon the execution and delivery of this Agreement by such Purchasers and the Company.
NOW, THEREFORE, in consideration of the promises, covenants and conditions set forth herein, the parties hereto hereby agree as follows:

1.	Registration Rights.
1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)“Affiliate” means any person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with the relevant stockholder, including, without limitation, any general partner, managing partner, officer or director of such stockholder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such stockholder.
(b)“Certificate of Designations” means the Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock.
(c)“Certificate of Incorporation” means Amended and Restated Certificate of Incorporation.
(d)“Commission” means the United States Securities and Exchange Commission.
(e)“Common Stock” means the Company’s common stock, par value $0.001 per share.
(f)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(g)“Person” means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.
(h)“Purchaser” means any person owning Shares who becomes party to this Agreement by executing a counterpart signature page hereto, or other agreement in writing to be bound by the terms hereof, which is accepted by the Company.

(i)The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
(j)“Registrable Securities” means any shares of Common Stock issuable upon conversion of the Shares; provided, however, that Registrable Securities shall not include any securities of the Company that have previously been registered and remain subject to a currently effective registration statement or that have been sold to the public either pursuant to a registration statement or Rule 144, or that have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned, or that may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144.
(k)“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(l)“Scheduled Closed Window” means the scheduled trading blackouts specified in the Company’s insider trading policy during which Company personnel may not trade in the Company’s securities for the period from and after the sixteenth (16th) day of the last month of each calendar quarter through but excluding the second (2nd) trading day after the Company issues its press release announcing quarterly financial results of that calendar quarter. Any change to the Company’s insider trading policy that would change the Scheduled Closed Windows under this Agreement shall be notified to the Purchasers in writing reasonably promptly thereafter.
(m)“Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock of the Company, par value $0.001 per share.
(n)“Shares” means the shares of Series A Preferred Stock held by a Purchaser.
(o)“Voting Securities” means all securities of the Company entitled, in the ordinary course, to vote in the election of directors of the Company.
(p)“Window Closure” means a Scheduled Closed Window or a Suspension Period.
1.2 Company Registration.
(a)If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a written request from Purchasers with holdings of Shares in the aggregate of at least 30% of the Series A Preferred Stock then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities, the Company shall give written notice of the proposed registration to all other Purchasers and prepare and file with the Commission a registration statement covering such Registrable Securities as soon as reasonably practicable. At the Company’s election, such Form S-3 may be a shelf registration statement for as long as the Company maintains eligibility to use Form S-3. The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as soon as possible. Notwithstanding anything to the contrary in the foregoing, the Company shall not be required to effect a registration if the Company has previously filed and the Commission had declared effective three (3) registration statements pursuant to this Section ý1.2.
(b)The Company shall bear and pay all expenses incurred by the Company in connection with the registration, filing or qualification of Registrable Securities pursuant to this Section ý1.2, Section ý1.3 and Section ý1.9, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company, but excluding any brokerage or underwriting fees, discounts and commissions relating to Registrable Securities and fees and disbursements of counsel for the Purchasers.
1.3 Obligations of the Company. Whenever required under Section1.2 to effect the registration of any Registrable Securities, the Company shall use its commercially reasonable efforts to:
(a)prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective;
(b)keep such registration statement continuously effective under the Securities Act until all Registrable Securities covered by such registration statement have been sold, or may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, as determined by the counsel to the Company (the “Effectiveness Period”), including preparing and filing with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; provided, notwithstanding anything in this Agreement to the contrary, the Company’s obligation to keep such registration statement effective and all of its other obligations pursuant to this Section ý1.3 shall not apply during any Window Closure;
(c)furnish to the Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them (provided that the Company would not be required to print such prospectuses if readily available to Purchasers from any electronic service, such as on the EDGAR filing database maintained at www.sec.gov);
(d)register and qualify the securities covered by such registration statement under such other securities’ or blue sky laws of such jurisdictions as shall be reasonably requested by the Purchasers; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form,

with the managing underwriter(s) of such offering (each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement);
(f)promptly notify each Purchaser holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act either because of (i) the effectiveness of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(g)cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed; and
(h)provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
1.4 Shelf Resales. If at any time during the Effectiveness Period, a Purchaser desires to sell all or any portion of its Registrable Securities under an effective shelf registration statement (a “Shelf Resale”), such Purchaser shall notify the Company of such intent and of the proposed date of the Shelf Resale at least two business days before such proposed sale (a “Sale Notice”). No Shelf Resale shall be permitted during any Window Closure and no notice of such Shelf Resale shall be effective that would result in a Shelf Resale during any Scheduled Closed Window. Subject to the foregoing, if the Company does not deliver a Suspension Notice to such Purchaser pursuant to Section 1.10 before the proposed date of the Shelf Resale, such Sale Notice shall be effective for one week beginning on the proposed date of the Shelf Resale; provided that Purchaser’s receipt of a Suspension Notice from the Company shall immediately terminate the effectiveness of such Sale Notice.
1.5 Furnish Information. It shall be a condition precedent to the Company’s obligations to take any action pursuant to Sections 1.2 and 1.3 with respect to the Registrable Securities of any selling Purchaser that such Purchaser shall furnish to the Company such information regarding such Purchaser, the Registrable Securities held by such Purchaser, and the intended method of disposition of such securities in the form attached to this Agreement as Annex A, or as otherwise reasonably required by the Company or the managing underwriters, if any, to effect the registration of such Purchaser’s Registrable Securities.
1.6 Delay of Registration. No Purchaser shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.
1.7 Indemnification.

(a)To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”); (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company will pay any documented out-of-pocket legal or other expenses reasonably incurred by any person to be indemnified pursuant to this Section 1.7(a) in connection with investigating or defending any such loss, claim, damage, liability or action promptly as such expenses are due and payable upon receipt by the Company of statements therefor together with appropriate documentation in respect thereof; provided, however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon written information furnished expressly for use in connection with such registration by any such Purchaser, underwriter or controlling person.
(b)In connection with any registration in which a Purchaser is participating, to the extent permitted by law, each such Purchaser, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other Purchaser selling securities in such registration statement and any controlling person of any such underwriter or other Purchaser, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violations of such Purchaser, in each case to the extent (and only to the extent) the such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such registration; and each such Purchaser will pay any documented out-of-pocket legal or other expenses reasonably incurred by any person to be indemnified pursuant to this Section 1.7(b) in connection with investigating or defending any such loss, claim, damage, liability or action promptly as such expenses are due and payable upon receipt by such Purchaser of statements therefor together with appropriate documentation in respect thereof; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Purchaser (which consent shall not be unreasonably withheld); provided, however, that any indemnity under this subsection 1.7(b) shall not exceed the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by such Holder.
(c)Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section ý1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section1.7.
(d)If the indemnification provided for in Sections1.7(a) and (b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to herein, then the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 1.7(a) or 1.7(b), as the case may be, to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under the fault standards set forth in Sections 1.7(a) and 1.7(b), as applicable, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities. An Indemnified Party may not enter into any settlement with respect to any loss, claim, damage, liability or action without the prior written consent of the indemnifying party; provided, however, that such consent may not be unreasonably withheld, conditioned or delayed.
(e)The obligations of the Company and Purchasers under this Section 1.7 shall survive the completion of any offering of Registrable Securities pursuant to this Agreement.
1.8 Transfer or Assignment of Registration Rights. All or any portion of the rights under this Agreement shall be automatically assignable (but only with all related obligations) by each Purchaser to any transferee or assignee (as the case may be) of all or a portion of such Purchaser’s Registrable Securities if: (i) such Purchaser agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the Securities Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Certificate of Designations and the SPA; and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws.
1.9 Piggyback.
(a)For so long as [a number that represents 51% of the Series A Preferred] shares of Series A Preferred Stock remain outstanding (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like of such shares), if the Company shall determine to register any of its equity securities pursuant to an offering with a secondary component, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration on Form S‑4 relating to shares to be issued in a merger or similar transaction approved by the Board of Directors of the Company, (iv) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt or preferred securities which are also being registered, or (v) pursuant to this Agreement, the Company will afford each Purchaser an opportunity to include all or part of such Purchaser’s Registrable Securities in such registration statement; provided that the Company shall in its sole discretion designate all terms and conditions of such offering including the participation of any and all underwriters. The Company shall notify the Purchasers a reasonable time before filing the registration statement and provide a deadline for each Purchaser to respond, which deadline shall be no less than five (5) business days after the effective date of such notice. A Purchaser’s written notice to include Registrable Securities in the registration statement shall state the intended method of disposition of the Registrable Securities by such Purchaser. If a Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement as may be filed by the Company under this Section ý1.9 on the terms and conditions set forth herein.
(b)Underwriting. All Purchasers proposing to distribute their securities through an underwritten offering pursuant to this Agreement shall (together with the Company and the other Purchasers distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section ý1.9, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude the Registrable Securities to be included in such registration; provided that the securities to be included will be allocated according to the following priority:
(i)first, the securities that the Company proposes to sell, if any;
(ii)second, the securities to be included with registration rights that by their terms rank senior to the Series A Preferred Stock, if any;
(iii)third, the Registrable Securities held by (A) the Purchasers and (B) any other security holders who are participating in such registration with registration rights on parity to the Purchasers, allocated pro rata among the respective holders thereof on the basis of the number of shares of Common Stock owned by each such holder (on a fully diluted and as converted basis); and
(iv)fourth, the securities requested to be included therein by all other holders of the Company’s capital stock, allocated among such holders in such manner as they agree.
The Company shall so advise all Purchasers requesting to include Registrable Securities in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration, and underwriting shall be, subject to the preceding paragraph, allocated among all the Purchasers requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Purchaser to the nearest 100 shares. If any Purchaser disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the Company shall offer to all Purchasers who have retained rights to include securities in the registration the right to include additional securities in the registration in the aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Purchasers in accordance with this Section 1.9(b).

(c)Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.9 prior to the effectiveness of such registration whether or not any Purchaser has elected to include securities in such registration.
1.10 Suspension Period.
(a)Upon notice to each Purchaser requesting registration pursuant to this Agreement (a “Suspension Notice”), the Company may (x) postpone effecting a registration or (y) suspend an existing registration, in either case on one or more occasions but not for a period exceeding 120 calendar days (a “Suspension Period”) in the aggregate during any period of 365 consecutive calendar days, if (i) an investment banking firm of recognized national standing shall advise the Company and such Purchasers in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.
(b)In the event the Company has determined that a Suspension Period is in effect, upon receipt by the Company of any request to effect a registration during such Suspension Period, the Company shall promptly deliver to each Purchaser a Suspension Notice.
(c)In the event the Company has delivered a Suspension Notice in relation to an existing registration, each Purchaser shall suspend use of the Registration Statement and related prospectus and will not recommence until (i) such Purchaser’s receipt from the Company of copies of the supplemented or amended prospectus, or (ii) such Purchaser is advised in writing by the Company that the prospectus may be used. The Company will use its commercially reasonable efforts to ensure that the use of the Registration Statement and prospectus may be resumed as soon as practicable and, in the case of a pending development or event referred to in Section ý1.10(a)(ii) above, as soon, in the reasonable judgment of the Company, as disclosure of the material information relating to such pending development is in the best interest of the Company. Upon receipt, each Purchaser shall keep the fact of any Suspension Notice strictly confidential, and during any Suspension Period promptly halt any offer, sale, purchase, trading or transfer by it or by its sales or placement agents of any Registrable Securities pursuant to the Registration Statement or otherwise for the duration of the Suspension Period set forth in the Suspension Notice (or until such Suspension Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering any Registrable Securities for the duration of the Suspension Period and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement.

1.11 Rule 144. For so long as there are any Registrable Securities, the Company will use commercially reasonable efforts to ensure that it satisfies the “current public information” requirement of Rule 144(c).
1.12 Side Letters. Prior to the 30th day following the date on which the Company or any of its subsidiaries, on the one hand, enters into any side letter or similar agreement (each, a “Side Letter”) with any Purchaser (the “Side Party”) that contains rights or benefits related to the Side Party’s investment in the Shares that are more favorable to the Side Party than those granted to any other Purchaser in the SPA, the Certificate of Designations, this Agreement, the Standstill Agreements (as defined in the SPA) or any other organizational document of the Company that contains the rights, privileges and preferences given to or for the benefit of any holder of the Shares in their capacity as such, the Company shall provide written notice to all of the other Purchasers of such rights or benefits (together with copies of such Side Letter) and such other Purchasers shall promptly be given the opportunity to obtain all of such rights and benefits. Notwithstanding anything to the contrary, however, a Purchaser shall not be entitled to the benefit of any provisions which are included in any such Side Letter solely because of a requirement of any law, statute, rule or regulation to which the Side Party is subject and such Purchaser is not.

1.3 Termination Of Registration Rights. The registration rights granted herein shall terminate on the fifth anniversary of the Purchase Date, or at such earlier time as the applicable Purchaser is entitled to sell all of its Registrable Securities pursuant to Rule 144 without restriction.
2. Drag-Along Rights.
2.1 Drag-Along. Subject to Section 2.2, in the event that the holders of at least a majority of the Common Stock (collectively, the “Electing Holders”), including any Shares voting on an as-converted to Common Stock basis, approve a Change of Control (as defined in the Certificate of Designations) and specify that this Section 2 shall apply to such transaction, each Purchaser shall:
(a)if such transaction requires stockholder approval, with respect to all shares of Series A Preferred Stock and any other Voting Securities that such holder owns or over which such holder otherwise exercises voting power (the “Drag Shares”), vote (in person, by proxy or by action by written consent, as applicable) all such Drag Shares in favor of, and adopt, such Change of Control (together with any related amendment to the Certificate of Incorporation, this Certificate of Designations, the Company’s bylaws or other governing and organization documents of the Company required in order to implement such Change of Control) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Change of Control;
(b)if such Change of Control is a Stock Sale (as defined in the Certificate of Designations), sell the same proportion of Drag Shares as is being sold by the Electing Holders in the aggregate (A) to the Person to whom the Electing Holders propose to sell their shares of the Corporation’s capital stock and (B) on the same terms and conditions as the Electing Holders; provided that each Purchaser shall be entitled to such Purchaser’s Liquidation Preference (as defined in the Certificate of Designations) in accordance with the terms thereof;
(c)not deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Drag Shares owned by such party or Affiliate in a voting trust or subject any Drag Shares to any arrangement or agreement with respect to the voting of such Drag Shares, unless specifically requested to do so by the acquiror in connection with the Change of Control; and
(d)refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Change of Control.
2.2 Exceptions. Notwithstanding the foregoing, a Purchaser will not be required to comply with Section ý2.1 in connection with any Change of Control unless such Purchaser is entitled to receive the Liquidation Preference applicable to such Purchaser’s Shares in accordance with the Certificate of Designations.
3. Miscellaneous.
3.1 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
3.2 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.8 shall be deemed effective service of process on such party.
3.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.4 Injunctive Relief; Specific Performance. Each of the Company and the Purchasers agree that any breach by it of any provision of this Agreement would irreparably injure the other parties hereto and that money damages would be an inadequate remedy therefor. Accordingly, each of the Company and the Purchasers agrees that the other parties hereto shall be entitled to seek one or more injunctions enjoining any such breach and requiring specific performance of this Agreement, in addition to any other remedy to which such party is entitled at law or in equity.
3.5 Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and Purchasers holding at least a majority of then outstanding Series A Preferred Stock, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
3.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
3.7 Entire Agreement. This Agreement, the SPA, the Certificate of Designations, and those certain Standstill Agreements by and among the Company and each Purchaser constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.
3.8 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including e-mail, facsimile or similar writing) and shall be given, if to Purchaser, to such Purchaser at the address listed on the signature page hereto if to the Company, to:
Solazyme, Inc.
225 Gateway Boulevard
South San Francisco, CA 94080
Attention: General Counsel
E-mail:

with a copy to:
Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
E-mail:
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 2.6.
3.9 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.
3.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.
3.11 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
3.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. From time to time additional holders of Series A Preferred Stock will become parties to this Agreement as a Purchaser, pursuant to transfer restrictions set forth in the Certificate of Designations, as if they were originally signatories hereto, by executing an additional signature page to this Agreement. After executing and delivering such signature page, such Purchaser will be bound to perform all of the obligations herein described.

13.3 Execution and Delivery. A facsimile, electronic transmission or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, as of March 15, 2016.

SOLAZYME, INC.
By:	/s/ Jonathan S. Wolfson
Name: Jonathan S. Wolfson
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser has executed this Agreement.
Date: March 9, 2016

Artis Ventures II, LP
By:	/s/ Robert Riemer
Name: Robert Riemer
Title: Chief Operating Officer of the General Partner, Artis Ventures Management II, L.P.

Date: March 10, 2016

BM Partners
By:	/s/ Phil Belling
Name: Phil Belling
Title: Parter

Date: March 11, 2016

Glenhill Capital Advisors, LLC
As Investment Manager for and on behalf of:
Glenhill Capital Overseas Master Fund LP
Glenhill Long Fund LP
By:	/s/ Glenn J. Krevlin
Name: Glenn J. Krevlin
Title: President and Chief Executive Officer

Glenn J. Krevlin, Trustee of the Glenn J. Krevlin Revocable Trust dated July 25, 2007
By:	/s/ Glenn J. Krevlin
Name: Glenn J. Krevlin
Title: Trustee

[Signature Page to Registration Rights Agreement]

Date: March 9, 2016

Lyra Growth Partners
By:	/s/ Charles Chang
Name: Charles Chang
Title: President & Founder

Date: March 15, 2016

Simon Algae Investors, LLC
By:	/s/ Stephen H. Simon
Name: Stephen H. Simon
Title: Manager

Date: March 14, 2016

VMG Partners III, L.P.
By: VMG Partners III GP, L.P., its general partner
By: VMG Partners III GP, LLC, its general partner
By:	/s/ Michael L. Mauze
Name: Michael L. Mauze
Title: Managing Director

By:	/s/ Kara M. Roell
Name: Kara M. Roell
Title: Managing Director

VMG Partners Mentors Circle III, L.P.
By: VMG Partners III GP, L.P., its general partner
By: VMG Partners III GP, LLC, its general partner
By:	/s/ Michael L. Mauze
Name: Michael L. Mauze
Title:Managing Director

By:	/s/ Kara M. Roell
Name: Kara M. Roell
Title: Managing Director

[Signature Page to Registration Rights Agreement]

Date: March 9, 2016

By:	Alexander Bernstein
Name: Alexander Bernstein

Date: March 9, 2016

By:	Jack Davis
Name: Jack Davis
Date: March 10, 2016

By:	Gary Friedman
Name: Gary Friedman

Date: March 15, 2016

By:	Jeffrey Tarrant
Name: Jeffrey Tarrant

Date: March 8, 2016

Jane Tranen Leyrer UTMA
By:	/s/ David T. Leyrer
Name: David T. Leyrer
Title: Trustee

Remy Tranen Leyrer UTMA
By:	/s/ David T. Leyrer
Name: David T. Leyrer
Title: Trustee

Quinn Tranen Leyrer UTMA
By:	/s/ David T. Leyrer
Name: David T. Leyrer
Title: Trustee

[Signature Page to Registration Rights Agreement]

Date: March 9, 2016

Acre Venture Partners, L.P.
By:	/s/ Gareth Asten
Name: Gareth Asten
Title: Managing Partner

Date: March 9, 2016

Powerplant Ventures, L.P.
By:	/s/ Mark Rampolla
Name: Mark Rampolla
Title: Partner

[Signature Page to Registration Rights Agreement]